EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the incorporation by reference in the Registration Statement (Form
S-8 No.33 -     ) pertaining to the 2003 Israeli Share Option Plan, (the "Plan")
of Magal Security Systems Ltd. (the "Company") of our report dated February 13, 2005, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.







                                            /s/ Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                               Kost Forer Gabbay & Kasierer
August 8, 2005                               A member of Ernst & Young Global